                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of Earliest event reported):
                                April 16, 1998

                      ROBERTS PHARMACEUTICAL CORPORATION
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            (exact name of registrant as specified in its charter)

      NEW JERSEY                1-1-432                 22-2429994
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(State or other            (Commission              (IRS Employer
jurisdiction of             File Number)            Identification
incorporation)                                      Number)


                              Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724

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         (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code:  732-389-1182

                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey 07724



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         (Former name or former address, if changed from last report)

        Item 5.  Other Events
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                 Roberts Pharmaceutical Corporation today announced that it has acquired the exclusive U.S. rights to market Pentasa/(R)/, a patented gastrointestinal drug for ulcerative colitis, from Hoechst Marion Roussel, the pharmaceutical company of Hoechst AG (NYSE:HOE).

        Roberts said it expects the first 12-months of Pentasa sales to exceed $40 million. This would make Pentasa the Company's largest revenue generating drug and one of the highest gross-profit-margin products in Roberts' portfolio of marketed pharmaceuticals. The transaction is expected to be accretive to the Company's income in 1998. It is expected that Pentasa will improve cash flow which will help fund an expected substantial increase in R&D investments. The Company is also anticipating 1998 per share earnings substantially to exceed current estimates.

        The cash transaction will involve payments to Hoechst Marion Roussel totaling approximately $130 million and that Donaldson, Lufkin & Jenrette Securities Corporation is arranging for $100 million in financing for the transaction.

        Pentasa strongly complements Roberts' interests in the gastrointestinal
(GI) marketplace.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROBERTS PHARMACEUTICAL CORPORATION
                                        ----------------------------------
                                                (Registrant)



Date:  April 21, 1998                   By:  /s/ Anthony A. Rascio
                                             -----------------------------
                                             Anthony A. Rascio
                                             Vice President